As Filed with the Securities and Exchange Commission on June 30, 2003;
                           Registration No. 333-72308

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ______________________________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                        RETURN ON INVESTMENT CORPORATION
                        --------------------------------
                 (Name of Small Business Issuer in its Charter)

           Delaware                           7371                          22-3038309
------------------------------    ---------------------------     ------------------------------
State or Other Jurisdiction of    Primary Standard Industrial     I.R.S. Employer Identification
Incorporation or Organization      Classification Code Number                 Number

                     1825 Barrett Lakes Boulevard, Suite 260
                               Kennesaw, GA 30144
                                 (770) 517-4750
   (Address and telephone number of Registrant's principal executive offices)

                            Mr. Charles Pecchio, Jr.
                              Chairman of the Board
                        Return On Investment Corporation
                     1825 Barrett Lakes Boulevard, Suite 260
                               Kennesaw, GA 30144
                                 (770) 517-4750
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                               Arnold E. Rubinoff
                               Katherine M. Koops
                     Powell, Goldstein, Frazer & Murphy LLP
                    191 Peachtree Street, NE, Sixteenth Floor
                             Atlanta, Georgia 30303
                                 (404) 572-6600

Approximate date of commencement of the proposed sale of the securities to the public: Not Applicable.

     If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          DEREGISTRATION OF SECURITIES

     Return On Investment Corporation (the "Company") originally registered an aggregate of 3,745,317 shares of its common stock. 166,667 shares of common stock were offered for sale by the Company (the "Company Shares") and 3,578,650 shares of common stock were offered for resale by certain stockholders (the "Stockholder Shares" and together with the Company Shares, the "Registered Shares"). The Registered Shares were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-72308) (the "Registration Statement"). The Company sold 166,667 Company Shares pursuant to the Registration Statement and the selling stockholders sold 1,613,633 Stockholder Shares pursuant to the Registration Statement. The Company terminated the
offering  on  June  30,  2003.  Accordingly,   the  Company  hereby  amends  the
Registration Statement to withdraw from registration the the 1,965,017 Stockholder Shares that remain unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, Georgia, on June 30, 2003.

                                       RETURN ON INVESTMENT CORPORATION

                                       By: /s/ Charles Pecchio, Jr.
                                           --------------------------------
                                           Chairman of the Board

                                       By: /s/ Arol Wolford
                                           --------------------------------
                                           President and Chief Executive Officer